                                                                  EXHIBIT 10.6.3

                              AMENDMENT TO LEASE
                              ------------------

      THIS AMENDMENT made this 1st day of January, 1978, by and between C. S. &
Y. ASSOCIATES, a general partnership, first party, hereinafter referred to as "Lessor", and ELDORADO HOTEL ASSOCIATES, a limited partnership, second party, herein sometimes referred to as "Lessee"

                                  WITNESSETH:
                                  ----------

      WHEREAS, Lessor executed a certain lease of real property in the City of Reno, County of Washoe, State of Nevada, more particularly described in Exhibit "A" attached hereto and made a part hereof to Lessee on July 21, 1972 and as amended on March 20, 1973; and

      WHEREAS, it has been recognized by both the Lessor and Lessee that it is to the economic advantage of both parties to expand the present facilities, known as the Eldorado Hotel and Casino situated on the real property described in Exhibit "A". To accomplish the proposed expansion, Eldorado Hotel Associates have acquired adjoining property known as the Shell Property more particularly described in Exhibit "C" attached hereto and incorporated herein by reference and made a part hereof. The proposed expanded facility would require substantial improvements on both parcels of real estate, and the result would be a much larger hotel and casino that would be economically dependent on both parcels of real property to fully realize its highest value.

      THEREFORE, the Lessor and Lessee agree to amend the above mentioned lease so that both parcels of real property, Exhibits "A" and "C", may be used jointly to facilitate improving and expanding the Eldorado Hotel and Casino.

                                  WITNESSETH:
                                  -----------

       1. Delete in total items 3. a), b), c) i) and II) page 1 and 2 RENTAL DURING TERM OF LEASE and substitute the following:



MCDONALD, CARANO, WILSON, BERGIN & BIBLE
            ATTORNEYS AT LAW
           RENO, NEVADA 89505

RENTAL DURING TERM OF LEASE:
- ---------------------------

a) The rental for the year ending December 31, 1978 shall be $11,648.00 per month representing an annual rent of $139,776.00 or a sum equal to 3% of the gross gaming receipts, whichever is greater, for said year. The gross gaming receipts shall be as defined by the rules and regulations of the Nevada Gaming Commission as of this date.

b) For the balance of the term of the lease the rental for said demised premises shall be either the amount provided for in Subparagraph (i) or Subparagraph (ii) of this paragraph, whichever is greater.

     i) A basic monthly rental (hereinafter referred to in this agreement as "basic rental") of the sum of $11,648.00 per month. The basic rental shall be adjusted every five (5) years from and after June 30, 1982, during the term of this lease to reflect changes in the Consumer Price Index of the Bureau of Labor Statistics of the U. S. Department of Labor for the City of San Francisco in the manner as set forth in Exhibit "B" attached hereto and incorporated herein by reference. In no event shall the basic monthly rental be reduced below Eight Thousand Dollars ($8,000.00).

     ii) A sum equal to 3% of the gross gaming receipts on the first $6,500,000.00 of such gross gaming receipts and 1% of the gross gaming receipts in excess of $6,500,000.00. The gross gaming receipts shall be as defined by the rules and regulations of the Nevada State Gaming Commission as of this date.

c)  The rental payment due in Paragraphs (a) and (b) shall be paid as follows:

     i)  The base rental in Subparagraph (i) above shall be payable monthly.

     ii) The amount payable in Subparagraph (ii) above, if greater than the amount payable in Subparagraph (i) for any calendar year, shall be payable in full at the end of 90 days after the end of each calendar year or after the Lessee's independent auditors have completed the annual examination of the Lessee's financial statements, whichever is later.

d) The Lessee shall provide the Lessor a copy of all gaming tax reports filed with the State of Nevada for the purposes of determining gross gaming receipts and copies of the results of any audits of gaming receipts by representatives of the State of Nevada. In addition, the independent auditors of the Lessee shall provide the Lessor written confirmation after the completion of their examination of the Lessee's financial statements for each year, that their opinion on the financial statements was unqualified, or if their opinion was qualified

                                      -2-
McDONALD, CARANO, WILSON, BERGEN & BIBLE
            ATTORNEYS AT LAW
           RENO, NEVADA 89505
         in any respect related to gross gaming receipts, the independent auditors shall provide the reasons for such qualification to the Lessor. The Lessor may, at any time and at its own expense, obtain its own independent audit of the gross gaming receipts provided that it does not interfere with the conduct of normal business by the Lessee or audits which are in progress by the State of Nevada or the Lessee's independent auditors.

     2. Delete in total item 7, pages 3, 4 and 5 IMPROVEMENTS AND REPAIRS, and substitute the following:

         IMPROVEMENTS AND REPAIRS:
         ------------------------

         It is the intention of Lessee to construct income producing improvements on the demised premises and adjoining properties owned by the Lessee, and the nature, extent, and use of such improvements, if made, shall be in the discretion of Lessee. It is agreed that Lessee may construct on said premises income producing structure or structures. All improvements, alterations, additions, deletions, modifications and repairs to premises shall be the sole cost of Lessee and Lessee agrees to pay for all labor and materials used, and said improvements shall be the property of Lessee during the term of this lease. All improvements on the premises shall, except as may otherwise hereafter agree in writing by the parties, be the property of Lessee during the term hereof, and on the termination of this lease shall become a part of the realty and the property of the Lessor and Lessee in accordance with the following formula:

            i) All of the real property described in Exhibit "A" and "C" approximates 42,000 square feet, without regard to the alley that will be abandoned and the new alley that must be created, shall be considered as one entity. Exhibit "A" consists of property measuring 140' x 200' or 28,000 square feet and Exhibit "C" consists of property measuring 100' x 140' or 14,000 square feet. The fraction of ownership of the real property when considered as a whole is therefore 2/3 C. S. & Y. ASSOCIATES, Lessor, and 1/3 ELDORADO HOTEL ASSOCIATES, Lessee.

            It is, therefore, agreed that upon termination of this lease, C. S. & Y. Associates, Lessor, shall have an undivided 2/3 interest and Eldorado Hotel Associates, Lessee, shall have an undivided 1/3 interest in the total of all improvements then existing on the property described in Exhibits "A" and "C" taken as whole and considered as one entity without regard to the physical characteristics of the improvements then existing on either piece of property when considered separately.

         Improvements to the premises shall not be removed therefrom, unless the same shall be rebuilt or replaced with improvements of equal or greater value, or unless the removal shall be for the

MCDONALD, CARANO, WILSON, BERGIN & BIBLE
            ATTORNEYS AT LAW
           RENO, NAVADA 89505
economic betterment of the premises.
     Lessee will comply at its sole expense with all requirements of public authorities. The expenses of all repairs, alterations or improvements heretofore or hereafter ordered by any public authority relative to the leased premises shall be the responsibility of Lessee and paid for by it. This covenant shall apply not only to incidental repairs, alterations or improvements required by public authorities, but also to those of substantial or structural nature. It shall also apply to safety requirements by public authorities.
     In the event of substantial improvements, alterations, construction or refinancing of existing debt on the subject premises, a binding contract for the furnishing of such funds may be entered into by Lessee and secured by a first mortgage or first deed of trust against the leased premises and this lease shall be subordinate to said mortgage or deed of trust except as herein provided. No such lien or encumbrance shall extend beyond the term of this lease. Such subordination shall be effective automatically without any further act of Lessor and Lessor hereby consents thereto. Lessor agrees to execute and deliver any such first mortgage or first deed of trust or any other documents or instruments that may be required by a lender to effectuate the subordination of this lease.
      Twenty years prior to the termination of this lease or beginning July 1, 2007, the above said automatic subordination clause shall terminate and thereafter, any subordination of this lease will require the written approval of the Lessor, which approval will not be unreasonably withheld. From and after obtaining the written approval of the Lessor of the terms and conditions of any promissory note and mortgage or deed of trust, the mortgage or deed of trust may then be recorded as a first mortgage or first deed of trust as to the leased premises and this lease shall then be subordinated to said first mortgage or first deed of trust.
     Prior to commencing any substantial improvements, alterations or construction the subject premises, Lessee shall cause to be secured, relative to the same, without cost to Lessor, a payment

MCDONALD, CARANO, WILSON, BERGIN & BIBLE
           ATTORNEYS AT LAW
          RENO, NEVADA 89505
and performance bond by the general contractor, guaranteeing all payments incident to the cost, including but not limited to costs and materials, will be duly made, and that the performance of such project shall be completed and in accordance with the construction contract.

        The said bond, or bonds, shall provide, standard, adequate and reasonable protection so that the work to be done shall be completed and that there shall be no liens against the improvements of premises. Such bond shall be secured from a major national surety or insurance company of good standing and a copy thereof furnished to Lessor. The obligees of the bond shall include the Lessee and the Lessor.

        It is agreed that the form, and amount of, and the surety or insurance company selected relative to the form, and amount of, such completion bond, or bonds, shall first be submitted to and approved by Lessor, who shall, however, not unreasonably withhold such approval.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to Lease to be executed and have affixed their signatures the day and year in this instrument first written.

ELDORADO HOTEL ASSOCIATES                       C.S. & Y. ASSOCIATES

/s/ William Carano                              /s/ George L. Siri, Jr.
- -------------------------                       -------------------------
William Carano                                  George L. Siri, Jr.


/s/ Raymond J. Poncia, Jr.                      /s/ George Yori
- -------------------------                       -------------------------
Raymond J. Poncia, Jr.                          George Yori

/s/ Ludwig Corrao                               /s/ William Carano
- -------------------------                       -------------------------
Ludwig Corrao                                   William Carano

/s/ Donald L. Carano                            /s/ Donald L. Carano
- -------------------------                       -------------------------
Donald L. Carano                                Donald L. Carano

                                                /s/ Lena M. Carano
                                                -------------------------
                                                Lena M. Carano

                                                /s/ Susan B. Siri
                                                -------------------------
                                                Susan B. Siri

                                                /s/ Genevieve Yori
                                                -------------------------
                                                Genevieve Yori

MCDONALD, CARANO, WILSON, BERGIN & BIBLE
        ATTORNEYS AT LAW
       RENO, NEVADA 89505

                The real property is located in the City of Reno, County of Washoe, State of Nevada and more particularly described as follows:

                        Lots 5, 6, 7 and 8 in Block G of original town now City of Reno, according to the map thereof, filed in the Office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

                                  "EXHIBIT B"
                      ADJUSTMENT TO BASIC MONTHLY RENTAL
                             CONSUMER PRICE INDEX
                      ----------------------------------

        The basic monthly rental shall be increased or decreased effective the month of July of every (5) years (the adjustment month) beginning with the month of July, 1982 as follows:

        The base for computing the adjustment is the index figure for the month of June, 1977 (the index month) as shown in the Consumer Price Index
        (CPI) for the City of San Francisco for all items based on the period 1967 equals 100 as published by the United States Department of Labor's Bureau of Labor Statistics. The base figure for the index month is one hundred eighty and seven tenths (180.7). The index for the adjustment month shall be computed as a percentage of the base figure for the index month. That percentage shall be applied to the base monthly rent of Eleven Thousand Six Hundred Forty Eight Dollars (11,648.00) and the resulting amount shall be the monthly rent for the period beginning the adjustment month and continuing until the next adjustment month.
        The index for the adjustment month shall be the one reported in the United States Department of Labor's most comprehensive official index then in use and most nearly answering the foregoing description of the index to be used. If it is calculated from a base different that the base period 1967 equals 100 used for the base figure above, then the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau of Labor Statistics.

        If the Consumer Price Index for the City of San Francisco average of all items shall no longer be published, then another index generally recognized as authoritative shall be substituted by the agreement of Lessor and Lessee. If Lessor and Lessee are unable to agree within ten
        (10) days after demand by either party, then the substitute index shall, on application of either party, be selected by the Chief Office of the San Francisco Regional Office of the Bureau of Labor Statistics or his successor.

     The increase or decrease in the basic monthly rent to be computed pursuant to the provisions of this subparagraph shall be determined as soon after the adjustment month as is practicable, and any increased or decreased rent accrued for the period beginning with the adjustment month to the date the computation is finally made shall be paid by Lessee to Lessor or refunded by Lessor to Lessee, as the case may be, not later than ten (10) days after the computation date.

                              COMPUTATION EXAMPLE

     If the Consumer Price Index for the month of June, 1982 is 210.7, then the monthly rent commencing July, 1982, until and including June 30, 1987, shall be $13,582.00 computed as follows:

     210.7/180.7 equals 116.6%
     116.6% of $11,648. equals $1,3582.00

                                  "EXHIBIT C"

     The real property is situated in the City of Reno, County of Washoe, State of Nevada, as follows:

           Lots 3 and 4 in Block G of original town, now City of Reno, According to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

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